Exhibit 99.1

Quidel Contacts:	Ortho Clinical Diagnostics:
Randy Steward Chief Financial Officer (858) 552-7931	Investors: Bryan Brokmeier, CFA IR@orthoclinicaldiagnostics.com

Media and Investors: Ruben Argueta (858) 646-8023 rargueta@quidel.com	Media: Lisa Hayes media@orthoclinicaldiagnostics.com

Quidel Corporation Signs Definitive Agreement to Acquire Ortho Clinical Diagnostics

Strategic, transformational acquisition advances Quidel’s global leadership in diagnostics

Transaction Highlights

•	Brings together highly complementary diagnostic portfolios with world-class technologies and platforms spanning high-throughput systems to near-patient and at-home testing.

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Provides Quidel’s expansive point-of-care diagnostics portfolio with access to Ortho’s broad global reach across 130-plus countries, accelerating growth for Quidel’s existing product portfolio and providing exposure to new, emerging markets.

•	Deepens innovation pipeline, diversifies product portfolio, and accelerates product growth, driving sustainable revenue in a combined total addressable market of $50 billion.

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Increases financial flexibility with combined estimated cost synergies of $90 million by end of year three, and revenue synergies in excess of $100 million by 2025, as well as opportunities for adjusted EBITDA margin expansion, supporting enhanced cash generation.

SAN DIEGO, CA and RARITAN, NJ--(BUSINESS WIRE)— December 23, 2021 — Quidel Corporation (NASDAQ: QDEL) (“Quidel”) and Ortho Clinical Diagnostics Holdings plc (NASDAQ: OCDX) (“Ortho”) today announced that they have entered into a definitive agreement in which Quidel will acquire Ortho, one of the world’s largest in vitro diagnostics companies, for $24.68 per share of common stock using a combination of cash and newly issued shares in the combined company, representing a 25% premium over Ortho’s closing price on December 22, 2021 and an equity value of approximately $6.0 billion. The transaction is expected to close during the first half of fiscal year 2022, subject to customary closing conditions.

“The combination with Ortho will help solidify Quidel as a leader in the diagnostics industry, bringing together innovative, complementary products, solutions, and services that enhance the health and well-being of patients across the globe,” said Douglas Bryant, President and Chief Executive Officer of Quidel, who will serve as Chairman and Chief Executive Officer of the combined company. “Establishing a stronger leadership position, we expect the combined company will emerge as a global player with top-tier R&D capabilities, a more diverse product pipeline, and broader geographic footprint. Importantly, our complementary cultures are underpinned by a commitment to our customers, patients, and the communities we serve, reinforcing our confidence in the long-term value creation of this transaction. We are impressed by what Ortho has accomplished for patients. We look forward to joining together to continue the strong patient focus that is core to our mission, creating an organization with a shared goal of discovering, developing, and delivering innovative solutions to our customers.”

“Quidel shares our commitment to customers and passion for the patients we serve. By bringing together Quidel’s point-of-care diagnostics with Ortho’s vast global reach, there is a substantial opportunity to capitalize on the cross-selling opportunities, move into attractive adjacent markets, and accelerate innovative product expansion and the development of molecular technologies,” said Chris Smith, Chairman and Chief Executive Officer of Ortho. “Together, we will continue to advance life-changing diagnostic solutions to improve patient outcomes and deliver economic benefits to the healthcare system.”

The combined organization will unite world-class technologies and platforms to benefit customers with expanded access to clinical chemistry, immunoassay, molecular diagnostics, immunohematology, donor screening, and point-of-care diagnostics offerings. Further, the combined company will be poised to meet patient testing needs at all points of the care continuum – reference labs, hospitals, physicians’ offices, urgent care centers and at-home / retail locations. With complementary areas of focus, the combined company will also operate with global reach and scale, maintaining the speed and agility that is fundamental to enhance Quidel’s current strategic approach.

Transaction Benefits

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Balanced and diversified product portfolio across diagnostic instruments and assays. The companies’ highly complementary, world-class product and service offerings provide opportunities to capture significant growth globally while enhancing cross-selling opportunities across a diversified customer and channel mix. The transaction provides Quidel with ample whitespace opportunity to capture demand in emerging markets through telehealth technology and digital health capabilities, utilizing Ortho’s strong customer relationships and providing greater patient access to point-of-care diagnostic products.

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Highly synergistic opportunities create significant shareholder value creation. The transaction is expected to generate substantial synergies on both the top- and bottom-line. Quidel anticipates that the combined company will realize approximately $90 million of run-rate cost-related synergies, excluding one-time costs, by the end of year three, driven primarily from operational efficiencies, supply chain optimization, and shared administrative functions, including public company costs. In addition, given Ortho’s enhanced global commercial reach and expansive product portfolio, Quidel expects to drive strong cross-selling revenue synergies in excess of $100 million by 2025 and meaningful adjusted EBITDA benefits.

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Complementary cultures with a commitment to providing world-class products and services. Both Quidel and Ortho have talented and experienced employees who share a commitment to customers, patients, and the communities the companies serve. This combination is expected to benefit patients, customers, and suppliers, and provide greater opportunities for the approximately 6,000 employees of both companies.

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Robust, more diverse product pipeline and enhanced R&D capabilities. The transaction is expected to accelerate an innovative pipeline and milestone execution through complementary capabilities and product development synergies. The combined product portfolio, supported by an established global commercial infrastructure and distribution footprint, positions Quidel to capitalize on strong secular growth drivers.

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Strong balance sheet with significant cash generation. After accounting for financing of the transaction, the combined company has a pro forma net debt-to-adjusted EBITDA of less than two-times as of TTM third quarter 2021. Expected strong operating cash flow and margin enhancement opportunities will enable Quidel to pursue organic and inorganic growth.

Transaction Details

Under the terms of the agreement, which was unanimously approved by the Board of Directors of each company, Quidel will acquire Ortho for $24.68 per share of common stock, for a total consideration of approximately $6.0 billion, including $1.75 billion of cash, funded through cash on the balance sheet and incremental borrowings. The combined company will also acquire Ortho’s existing net debt of $2.0 billion.

Ortho shareholders will receive $7.14 in cash per common share and 0.1055 shares of common stock in the combined company for each Ortho common share, with Ortho shareholders expected to own approximately 38% of the combined company. This represents an implied premium of 25% when compared to Ortho’s unaffected closing stock price on December 22, 2021.

Following the close of the transaction, the combined company’s Board of Directors will consist of 12 members, eight (8) designated by Quidel and four (4) designated by Ortho. Quidel’s current President and Chief Executive Officer, Douglas Bryant, will serve as Chairman and Chief Executive Officer of the combined company. Joseph M. Busky will be the Chief Financial Officer, Robert Bujarski will be President and Chief Operating Officer, and Michael Iskra will be Chief Commercial Officer.

The transaction, which is subject to approval by both companies’ shareholders as well as customary closing conditions and regulatory approvals, is expected to close in the first half of 2022.

Advisors

Quidel’s financial advisors in connection with this acquisition are Perella Weinberg Partners LP and Citi, and its legal advisor is Gibson, Dunn & Crutcher LLP.

Ortho’s exclusive financial advisor is J.P. Morgan Securities LLC, and its legal advisor is Latham & Watkins LLP.

Conference Call Information

Quidel management will host a conference call to discuss the transaction today beginning at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time). The conference call may be accessed by dialing (844) 200-6205 from the U.S. or (929) 526-1599 if dialing internationally and using the required pass code 180-525.

To join the live webcast, participants may click the following link directly: https://event.on24.com/wcc/r/3578343/A9A0A0558343FD8A113A45315FB34143, or access the event via the Investor Relations section of Quidel’s website (http://ir.quidel.com).

The website replay will be available for one year. The telephone replay will be available for 14 days beginning at 10:30 a.m. Eastern Time (7:30 a.m. Pacific Time) on December 23, 2021 by dialing 929-458-6194 from the U.S., or by dialing +44-204-525-0658 for international callers, and entering pass code 931-178.

About Quidel Corporation

Quidel Corporation (Nasdaq: QDEL) is a leading manufacturer of diagnostic solutions at the point of care, delivering a continuum of rapid testing technologies that further improve the quality of health care throughout the globe. An innovator for over 40 years in the medical device industry, Quidel pioneered the first FDA-cleared point-of-care test for influenza in 1999 and was the first to market a rapid SARS-CoV-2 antigen test in the U.S. Under trusted brand names Sofia®, Solana®, Lyra®, Triage® and QuickVue®, Quidel’s comprehensive product portfolio includes tests for a wide range of infectious diseases, cardiac and autoimmune biomarkers, as well as a host of products to detect COVID-19. With products made in America, Quidel’s mission is to provide patients with immediate and frequent access to highly accurate, affordable testing for the good of our families, our communities and the world. For more information about Quidel, visit quidel.com.

View our story told by our people at www.quidel.com/ourstory.

About Ortho Clinical Diagnostics

Ortho Clinical Diagnostics (Nasdaq: OCDX) is one of the world’s largest pure-play in vitro diagnostics (IVD) companies dedicated to transforming patient care.

More than 800,000 patients across the world are impacted by Ortho’s tests each day. Because Every Test Is A Life™, Ortho provides hospitals, hospital networks, clinical laboratories and blood banks around the world with innovative technology and tools to ensure test results are fast, accurate and reliable. Ortho’s customized solutions enhance clinical outcomes, improve efficiency, overcome lab staffing challenges and reduce costs.

From launching the first product to determine Rh+ or Rh- blood type, developing the world’s first tests for the detection of antibodies against HIV and hepatitis C, introducing patented dry-slide technology, and marketing the first U.S. Food and Drug Administration-authorized high-volume antibody and antigen tests for COVID-19, Ortho has been a pioneering leader in the IVD space for over 80 years.

The company is powered by Ortho Care® Service and Support, an award-winning, holistic program that ensures best-in-class technical, field, and remote service and inventory support to laboratories in more than 130 countries and territories around the globe.

For more information, visit Ortho’s social media channels: LinkedIn, Twitter, Facebook and YouTube.

NO OFFER OR SOLICITATION

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

In connection with the proposed business combination transaction among Quidel, Ortho and Coronado Topco, Inc. (“Topco”), Topco will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “Commission”) that will contain a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction. YOU ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) WHEN IT BECOMES AVAILABLE AND THE OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT QUIDEL, ORTHO AND THE PROPOSED TRANSACTION. The joint proxy statement/prospectus will be mailed to Quidel’s shareholders and Ortho’s shareholders when available. You will also be able to obtain the joint proxy statement/prospectus (when it becomes available) and the other documents filed with the Commission free of charge at the Commission’s website, www.sec.gov. In addition, you may obtain free copies of the joint proxy statement/prospectus (when it becomes available) and the other documents filed by Quidel and Ortho with the Commission by requesting them in writing from Quidel Corporation, 9975 Summers Ridge Road, San Diego, CA 92121, Attention: Investor Relations, or by telephone at 858-646-8023, or from Ortho Clinical Diagnostics Holdings plc, 1001 Route 202, Raritan, New Jersey 08869, Attention: Investor Relations, or by directing a written request to SVC Ortho-SVC@SARDVERB.com.

Quidel and Ortho and their respective directors and executive officers may be deemed under the rules of the Commission to be participants in the solicitation of proxies. Information about Quidel’s directors and executive officers and their ownership of Quidel’s common stock is set forth in Quidel’s proxy statement on Schedule 14A filed with the Commission on April 15, 2021. Information about Ortho’s directors and executive officers and their ownership of Ortho’s ordinary shares is set forth in Ortho’s Annual Report on Form 10-K filed with the Commission on March 19, 2021. These documents may be obtained free of charge from the sources indicated above. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials when they are filed with the Commission.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this press release by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, the benefits of the business combination transaction involving Quidel, Ortho and Topco, including the combined company’s future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Quidel’s and Ortho’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: failure to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary regulatory and shareholder approvals, the sanction of the High Court of Justice of England and Wales and satisfaction of other closing conditions to consummate the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of Quidel and Ortho generally. Additional risks and factors are identified under “Risk Factors” in Quidel and Ortho’s periodic reports and registration statements filed with the Commission, and will be identified under “Risk Factors” in the joint proxy statement/prospectus when it is filed with the Commission.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Neither Quidel or Ortho undertakes an obligation to update any of the forward-looking information included in this press release, whether as a result of new information, future events, changed expectations or otherwise, except as required by law.

The City Code on Takeovers and Mergers

The City Code on Takeovers and Mergers does not apply to the proposed business combination.